EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-150719) of UGI Utilities, Inc. of our reports dated November 25, 2015, with respect to the consolidated financial statements and schedule of UGI Utilities, Inc., and the effectiveness of internal control over financial reporting of UGI Utilities, Inc., included in this Annual Report (Form 10-K) for the year ended September 30, 2015.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
November 25, 2015